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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2002

INTRUSION INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-20191 (Commission File Number)	75-1911917 (IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas (Address of Principal Executive Offices)		75081 (Zip Code)

(972) 234-6400 (Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 17, 2002, Intrusion Inc. issued a press release announcing that its Board of Directors elected James P. Buchanan to join the Intrusion Board. A copy of such press release is attached hereto as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.
Dated: October 17, 2002	By:	/s/ MICHAEL L. PAXTON Michael L. Paxton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Text of press release of the registrant, dated October 17, 2002, announcing that Intrusion Inc. Board of Directors elected James P. Buchanan to join the Intrusion Board.

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  Item 5. Other Events.
SIGNATURES
EXHIBIT INDEX